Exhibit 99.2
                                             Press Release dated August 30, 2005

U.S. Department of Energy Grants HydroGen LLC Exclusive License for Four Patents

Jefferson Hills, PA, August 30, 2005--HydroGen Corporation (OTCBB: HYDG), announced today that its wholly-owned subsidiary HydroGen LLC, a developer and manufacturer of multi-megawatt air-cooled phosphoric acid fuel cell (PAFC) systems ("HydroGen"), has been granted an exclusive license to four patents related to HydroGen's air-cooled PAFC technology by the United States Department of Energy. The four patents are US Patents no. 4,978,591 ("Corrosion Free Phosphoric Acid Fuel Cell"); 4,733,822 ("Internal Electrolyte Supply System for Reliable Transport Throughout Fuel Cell Stacks"); 4,853,301 ("Fuel Cell Plates With Skewed Process Channels For Uniform Distribution Of Stack Compression Load"); and 5,096,786 ("Integral Edge Seal for Phosphoric Acid Fuel Cells").

"We are delighted that the DOE continues to recognize the value of air-cooled PAFC technology, and the granting of these licenses further supports HydroGen's efforts to complete the commercialization of this technology, in which the US Government and Westinghouse Electric have together made substantial investments in the 1980s and 1990s" stated Dr. Leo Blomen, CEO of HydroGen LLC and HydroGen Corporation. "This exclusive license helps to safeguard the continued investment that has been made in our technology over the past year by our investors."

About HydroGen Corporation and HydroGen, LLC
HydroGen Corporation, through its wholly-owned subsidiary, HydroGen, LLC, is a developer of multi-megawatt fuel cell systems utilizing its proprietary 400-kilowatt phosphoric acid fuel cell technology. Utilizing fuel cell technology originally developed by Westinghouse Corporation, the company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.